Stillwater Mining Company and Marathon PGM Corp Announce Acquisition Agreement

Stillwater to Acquire Marathon PGM's Platinum Group Assets; Marathon PGM to Spin Out Gold Assets

Acquisition of Complementary Assets Solidifies Stillwater's Position as Leading North American PGM Mining Company; Anticipated to Increase Stillwater's Platinum and Palladium Production by Approximately 40% Within Three Years

Transaction Expected to Be Immediately Accretive to Stillwater on a Net Asset Value per Share and Reserve per Share Basis; Expected to Be Highly Accretive to Stillwater Cash Flow Within Three Years

BILLINGS, MT and TORONTO -- (Marketwire - September 07, 2010) - Stillwater Mining Company (NYSE: SWC) ("Stillwater") and Marathon PGM Corporation (TSX: MAR) ("Marathon PGM") today announced that they have entered into a definitive agreement (the "Agreement") pursuant to which Stillwater, by way of a plan of arrangement, will acquire all of the outstanding shares of Marathon PGM. The deal to buy Marathon PGM is a 50:50 split of cash and Stillwater shares, based on Stillwater's closing share price at September 3, 2010. According to the terms of the transaction, Stillwater will exchange 0.112 common shares of its stock and Cd$1.775 in cash for each outstanding share of Marathon PGM. Under the provisions of the Agreement, Marathon PGM will also distribute shares of its subsidiary, Marathon Gold Corporation ("Marathon Gold"), to Marathon PGM shareholders before the exchange with Stillwater. Marathon PGM's platinum group metal ("PGM") assets include the Marathon PGM/Copper Project. Total consideration payable by Stillwater for the transaction is valued at approximately US$118 million or Cd$3.55 per Marathon PGM share, which does not take into account the value of the Marathon Gold shares.

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to be completed by the end of November 2010 pending regulatory and exchange approvals, customary closing conditions and the approval of the Marathon PGM shareholders. Haywood Securities Inc. has provided an opinion to the Marathon PGM Board of Directors that the consideration to be received by Marathon PGM shareholders under the transaction is fair, from a financial point of view, to the Marathon PGM shareholders (other than Stillwater), and the Board of Directors of Marathon PGM recommends that holders of Marathon PGM shares vote in favour of the transaction. The officers and directors of Marathon PGM have executed support agreements in favour of the plan of arrangement.

The transaction is expected to increase Stillwater's annual platinum and palladium production by approximately 40% within three years. Based on PGM and copper prices as of September 3, 2010, the transaction will be immediately accretive on a net asset value per share and reserve per share basis and is expected to be highly accretive to Stillwater's cash flow once the Marathon PGM/Copper Project begins production, which as noted is planned to occur within three years. Stillwater intends to fund the development of the Marathon PGM/Copper Project with current cash balances and future free cash flow but may seek long term financing if conditions and opportunities so warrant. The Marathon PGM/Copper Project reserves are situated on one of Canada's largest PGM-Cu resources, which Stillwater believes hold significant potential for further growth in reserves and future production.

Transaction Structure

  Marathon PGM will spin off its gold properties, up to Cd$6 million in cash and certain other assets and liabilities to its subsidiary Marathon Gold. The current Directors of Marathon PGM will become Directors of Marathon Gold, with Phillip Walford as the President and Chief Executive Officer, and James Frank as Chairman of the Board.
  As part of the plan of arrangement, Marathon PGM shareholders will receive as value for their shares consideration that is essentially 50% in the form of newly issued Stillwater shares and 50% in cash. Specifically, Stillwater will exchange 0.112 Stillwater shares and Cd$1.775 in cash for each Marathon PGM share. In the aggregate, Stillwater will provide about 3.9 million Stillwater shares and about Cd$62 million in cash consideration to Marathon PGM shareholders.
  Stillwater has also agreed to purchase Cd$3 million of Marathon PGM common shares on a private placement basis with the price per share to be determined based on the five-day volume weighted average trading price, less a 15% discount, of the Marathon PGM shares on the TSX following the announcement. These funds will provide additional liquidity to Marathon PGM to fund its ongoing operations and for general working capital purposes prior to closing. The private placement is not conditional on completion of the offer. Completion of the private placement is subject to regulatory and exchange approvals.
  Following the completion of the transaction, Stillwater will retain a stake in Marathon Gold as a result of the initial distribution of Marathon Gold shares to Marathon PGM shareholders and will also receive an option to acquire up to 15% of Marathon Gold at the time of their first financing.
  The total transaction consideration payable by Stillwater represents an 89% premium to Marathon's shareholders over the closing price of Marathon PGM common shares on September 3, 2010, the last trading day prior to the public announcement of the Agreement, without taking into account the value of the Marathon Gold shares. Haywood Securities provided a fairness opinion to the Marathon PGM Board of Directors that the consideration is fair, from a financial point of view, to Marathon PGM's shareholders.

Commenting on the proposed acquisition, Frank McAllister, Stillwater's Chairman and Chief Executive Officer, noted, "This transaction offers significant value and upside potential to Stillwater shareholders, and as the Marathon PGM/Copper project is one of the few near-term PGM development opportunities on this continent, it solidifies our position as North America's leading PGM producer. We have long recognized that geographic and commodity diversification is an important engine of growth for our company, and we are delighted to have reached an agreement on a transformative transaction that fits perfectly into our long-term strategy to create value for shareholders. Our post-acquisition PGM reserve base and production scale should increase significantly across mines in the US and Canada and will position the Company to capitalize on robust PGM fundamentals and the favorable pricing outlook."

Mr. McAllister added, "This transaction is the result of an intensive effort by both companies to arrive at a balanced, mutually beneficial outcome. The sale of the Marathon PGM assets to Stillwater is expected to realize substantial value for Marathon PGM's shareholders while allowing Stillwater to bring its expertise to bear in developing, financing and mining the Marathon PGM resource."

Phillip C. Walford, President and CEO of Marathon PGM, commented, "The proposed transaction is structured to allow Marathon Gold to continue utilizing our expertise in finding and delineating ore reserves, and generating value for shareholders by advancing exploration properties. In particular, the promising Valentine Lake gold prospect in Newfoundland, currently in the process of being delineated, will remain in Marathon Gold and will continue as an area of interest for the Marathon Gold team. At the same time, the sale of the Marathon PGM assets to Stillwater will realize substantial value for Marathon PGM's shareholders."

Economic models of the Marathon PGM/Copper Project suggest that, at current prices, by-product credits generated from copper sales should be sufficient to offset the cost of PGM mining, thereby mitigating operating expense requirements and maximizing cash flow potential. The measured and indicated resource at the Marathon PGM/Copper Project is anticipated to support mining about 200,000 ounces per year of platinum and palladium for up to twelve years. The potential to extend the life of the Marathon PGM/Copper project exists to the west and at depth, and from the nearby Geordie Lake Project, but this will need to be confirmed over time. Stillwater expects to finalize a bankable feasibility study on the Marathon PGM/Copper Project within the next few months and anticipates that it will begin production within three years.

The properties acquired by Stillwater will also include the Geordie Lake property discovery in the same district as Marathon, and Marathon PGM's interest in an emerging PGM resource in Manitoba known as the Bird River property. Both properties may represent additional long-term exploration opportunities.

Mr. McAllister concluded, "The Marathon PGM/Copper Project is being planned in close cooperation with Canadian national and provincial authorities, as well as with First Nations in the reserve areas, giving careful attention to environmental and cultural sensitivities. Stillwater has a corporate tradition of detailed attention to environmental matters and has cooperated closely with environmental organizations affected by its operations in Montana. We will apply this same philosophy in developing and operating these new Canadian projects. We look forward to working closely with Marathon PGM and our new neighbors in the Marathon PGM area."

Deutsche Bank is acting as financial advisor to Stillwater. Skadden, Arps, Slate, Meagher and Flom LLP are providing legal advice to Stillwater in the United States, and Fraser Milner Casgrain LLP are providing legal advice to Stillwater in Canada.

Haywood Securities is providing financial advice to Marathon PGM and has provided a fairness opinion to Marathon PGM's Board of Directors. Fogler, Rubinoff LLP is acting as Canadian legal counsel, while Hensley Kim & Holzer, LLC and Holme Roberts & Owen LLP acted as U.S. counsel.

Regulatory Matters and other Closing Conditions:

The transaction will be carried out by way of a plan of arrangement. Completion of the transaction is subject to customary conditions, including court approvals, a favourable vote of at least two-thirds of the holders of Marathon PGM common shares voted at a special meeting of shareholders, and the receipt of all necessary regulatory and exchange approvals. The Agreement includes standard representations, warranties and covenants for a transaction of this nature, as well as a non-solicitation clause and provides for the payment, in certain circumstances, of a Cd$3 million break fee to Stillwater.

Marathon PGM will call a special meeting of shareholders to be held in November 2010 to approve the transaction. Marathon PGM expects to mail an information circular providing full details of the Stillwater transaction and the spin-out of Marathon Gold to Marathon PGM shareholders in October 2010.

Assuming Marathon PGM shareholders approve the transaction at the special meeting, and final court approvals are obtained, the transaction is expected to close by the end of November 2010.

All of the directors and officers of Marathon PGM will resign from their positions with Marathon PGM upon the completion of the transaction.

Marathon PGM shareholders are cautioned that completion of the transaction will generally result in a taxable event to Marathon PGM shareholders. Marathon PGM shareholders are advised to consult their own tax advisors with respect to their particular circumstances.

About Stillwater:
Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of the Republic of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

About Marathon PGM:
Marathon is actively developing the Marathon PGM-Cu project in the immediate vicinity of the town of Marathon Ontario Canada. Marathon completed a Definitive Feasibility Study ("DFS") on the project in November 2009 and is now in the permitting stage. The Marathon Deposit is one of the largest PGM-Cu reserves in Canada and is expected to grow with the development of additional nearby resources at Geordie Lake.

Marathon's optimized P+P reserve of approximately 91.45 million tonnes grading 0.832 g/t Pd, 0.237 g/t Pt, 0.085 g/t Au, 0.247% Cu and 1.44 g/t Ag, contains approximately 2.44 million ounces of Pd, 696,000 ounces of Pt, 251,000 ounces of Au, 497 million lbs of Cu and 4.23 million ounces of Ag and the Geordie Lake property 14 k west of the Marathon PGM-Cu property. Marathon also has development and exploration stage properties in southeastern Manitoba and western Newfoundland respectively. Information on Marathon can be found at its website: www.marathonpgm.com.

Stillwater Conference Call:
Stillwater will host a conference call and webcast for its shareholders to discuss this announcement on Tuesday, September 7, 2010 at 12:00 noon (EDT). To access the call, please use one of the following dial-in numbers:

U.S. Participants: 800.288.8960
International Participants: 612.234.9959

The conference call will also be simultaneously webcast on the Company's web site www.stillwatermining.com in the Investor Relations section under Management Presentations.

A telephone replay of the call will be available through September 14, 2010 at 11:59 p.m. Mountain Time. The replay dial-in numbers are (800) 475-6701 (U.S.) and (320) 365-3844 (International) and the access code is 170638. In addition, the call will be archived on the Company's web site in the Investor Relations Section under Event Calendar.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of applicable Canadian securities laws. Forward-looking statements and forward-looking information are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements and forward-looking information in this news release include statements with respect to the completion of the private placement, the completion of the Transaction, the receipt of all necessary regulatory approvals, future production for Stillwater, future production, cash operating costs, and capital expenditures at the Marathon Project and receipt of shareholder and court approvals.

Forward-looking statements are based on certain assumptions, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking statements. The assumptions include that contracted parties provide goods and/or services on the agreed timeframes, that no labour shortages or delays are incurred, that no material adverse change occurs to either Marathon or Stillwater, that court and that other regulatory approvals are received in a timely manner. Factors that could cause the forward-looking statements and forward-looking information to differ materially in actuality include the failure of contracted parties to perform as contracted and the failure of equipment. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the annual information form of Marathon for the year ended December 31, 2009, and other continuous disclosure documents filed by Marathon since January 1, 2010 available at www.sedar.com for this detailed information, which is subject to the qualifications and notes set forth therein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources: This press release uses the terms "Measured", "Indicated" and "Inferred" Resources. United States investors are advised that while such terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission does not recognize them. "Inferred Mineral Resources" have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves. United States investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable.

Stillwater Investor Relations contact:
Gregory Wing
Tel: 406.373.8706
gwing@stillwatermining.com

For more information on Marathon PGM Corp, please contact:
David Leng, P.Geo.
Tel: +1.416.849.3432
Fax: +1.416.861.1925
dleng@marathonpgm.com